Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, Inc.
(877) 280-2857
(215) 553-8455 (fax)

ATLAS ENERGY, INC. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE FIRST QUARTER 2010

Pittsburgh, PA – May 6, 2010, Atlas Energy, Inc. (NASDAQ: ATLS) (“Atlas” or “the Company”) today reported operating and financial results for the first quarter 2010.

First Quarter 2010 Results

•

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP measure, for the Company’s exploration and production operations (“E&P Operations”) was $69.1 million for the first quarter 2010, as compared with $65.2 million for the prior year comparable quarter. Adjusted net income, a non-GAAP measure, was $14.7 million for the first quarter 2010 compared with $8.3 million for the prior year first quarter. Adjusted diluted net income per share was $0.18 for the first quarter 2010 compared with $0.21 per share for the first quarter 2009. On a GAAP basis, the Company recognized a net loss of $2.1 million for the first quarter 2010 compared with net income of $4.6 million for the prior year first quarter. A reconciliation of net income (loss) to adjusted EBITDA and adjusted net income is provided in the financial tables of this release.

•

During the first quarter 2010, Atlas negotiated a joint venture with Reliance Industries Limited (“Reliance”), the largest private sector company in India and a global energy leader, in which Atlas transferred an interest in approximately 300,000 of its Marcellus Shale position in a transaction valued at $1.7 billion. Reliance paid approximately $340 million in cash at closing and an additional $1.36 billion will be paid in the form of a drilling carry. Atlas will serve as the development operator for the joint venture. Atlas and Reliance have agreed upon a five-year development plan that calls for the drilling of 45 horizontal Marcellus Shale wells for the joint venture during the remainder of 2010, increasing to 108 wells in 2011, 178 wells in 2012, and 300 wells in 2013 and 2014. During the carry period, Reliance will pay 85% of the drilling costs for a 40% interest in the joint venture and Atlas will fund 15% of the drilling costs for a 60% interest.

•

Subsequent to the closing of the Reliance joint venture, Atlas and Reliance agreed to acquire 42,344 acres within its core areas of southwestern Pennsylvania. Substantially all of this acreage is held by production.

•

Since initiating its horizontal Marcellus Shale drilling program in the first quarter of 2009, Atlas has spud 42 wells in its core area of southwestern Pennsylvania; 29 of these wells have been successfully drilled to total depth and cased. The remaining 13 wells are in the process of being drilled. Atlas has turned 17 of these horizontal wells into line; 6 wells in the wet gas area and 11 wells in the dry gas area.

•

Of the 11 dry gas horizontal Marcellus Shale well completions, 7 wells were landed low in the Marcellus Shale section. These wells are all strong producers and have averaged approximately 5 million cubic feet (“Mmcf”) per day of initial production into a pipeline and are exhibiting a shallower decline than the Company’s original 4 billion cubic feet (“Bcf”) EUR type curve. Actual results suggest a 6 Bcf EUR type curve with average first year production greater than 2 Mmcf per day.

•

Laurel Mountain Midstream, LLC, (“LLM”) a joint venture between Atlas Pipeline Partners, L.P. and The Williams Companies (“Williams”), gathers and processes the Company’s Marcellus Shale gas. Williams has been LMM’s operator since May 2009. All of the Company’s natural gas production from the Marcellus Shale is currently delivered into a legacy gathering system that was originally designed to transport low pressure gas from vertical upper Devonian wells. While this system has meter and compression capacity of over 200 Mmcf per day, the Company’s gross deliveries of approximately 115 Mmcf per day are hydraulically constrained due primarily to the system’s relatively small diameter pipe. Horizontal Marcellus Shale wells with initial flowing pressures of 1,500 pounds per square inch or more are pressuring up the system and inhibiting older, lower pressure wells from producing into the system. As a result, the Company believes that approximately 30 Mmcf per day of its gross production (approximately 10 Mmcf per day of net production to Atlas) is currently curtailed due either to high system pressures or the unavailability of system capacity.

•

LMM is currently building a new gathering system (the “Header System”), with larger diameter pipelines and larger compressor stations, throughout the Company’s core Marcellus Shale acreage in southwestern Pennsylvania. The Header System is scheduled to be completed by the end of the second quarter of 2011. Once completed, this new system will provide to Atlas an incremental 300 Mmcf per day of new capacity with the ability to scale up to over 1 Bcf per day as the Company’s production grows. By the end of the second quarter of 2011, the Company expects its gross production in the Appalachian Basin to grow to over 200 Mmcf per day, with net production to Atlas’s account of between 85 and 95 Mmcf per day. In the meantime, LMM is attempting to loop existing legacy lines and add compression in order to provide incremental capacity while the new Header System is developed. In addition, LMM intends to make parts of the new Header System available to Atlas prior to the completion of the entire system next year. Several of these looping projects and truncations of the Header System are experiencing permitting delays and the timing of incremental capacity during 2010 is uncertain. Atlas is working closely with Williams to adjust its well turn-in schedule so as to turn wells into line in areas where capacity exists or is expected to become available soon.

•

The Company benefitted from its strong hedge positions during the first quarter 2010, realizing an average natural gas price of $7.61 per thousand cubic feet (“mcf”) for its production volumes, compared to an average market price of $5.68 per mcf. Currently, the Company has an unrealized mark-to-market hedge gain of approximately $90 million for its remaining future hedges positions.

•

Atlas has significantly increased its liquidity position as a result of the Marcellus Shale joint venture transaction with Reliance in April 2010. Upon the close of the transaction, Atlas had approximately $56 million drawn against its revolving credit facility, which currently has a borrowing base capacity of $550 million. The Company had outstanding debt of approximately $656 million immediately following close of the transaction, compared to debt of approximately $945 million as of March 31, 2009.

Appalachia Operations

•	Atlas had average net daily natural gas production in its Appalachia segment of 45.2 million cubic feet equivalents (“Mmcfe”) per day during the first quarter 2010.

•

Currently, Atlas and Reliance jointly control over 345,000 net Marcellus Shale acres in the area of mutual interest (“AMI”). Atlas also controls an additional 280,000 acres prospective for the Marcellus Shale outside of the AMI.

Michigan/Indiana Operations

•	Natural gas production from the Michigan/Indiana segment averaged 54.7 Mmcfe per day during the first quarter 2010.

•

At March 31, 2010, the Company had approximately 270,000 net acres in the Antrim Shale of Michigan, of which approximately 22,800 were undeveloped. Atlas maintains over 500 proved infill drilling locations in the Antrim Shale.

•

Atlas announced today that it has amassed 115,000 gross acres (70,000 net acres) in the emerging Utica/Collingwood Shale play which underlies several counties of northwestern Michigan at depths between 6,000 and 9,000 feet. During the first quarter of this year, a competitor successfully drilled a horizontal well that was landed in the Collingwood Limestone/Shale which lies directly below the Utica Shale. Atlas plans to drill several wells over the next year and expects to recover significant natural gas liquids from the rich gas stream. Atlas acquired approximately 15,000 net acres in the first quarter of 2010 at an average price per acre of approximately $321 per acre. Atlas’s remaining acreage is generally held by its own Antrim Shale production. At a State of Michigan lease sale that took place on March 4, 2010, acreage that is prospective for the Collingwood/Utica Shale went for prices up to $5,500 per acre.

•

The Company had access to approximately 123,000 net acres in the biogenic New Albany Shale as of March 31, 2010, with over 450 potential locations. Atlas plans to drill approximately 100 wells in the New Albany Shale through its investment partnership programs.

Corporate and Other

•

General and administrative expense, excluding amounts attributable to Atlas Pipeline Partners, L.P. (“APL”) and Atlas Pipeline Holdings, L.P. (“AHD”), was $20.2 million for the first quarter 2010 compared with $17.8 million for the prior year comparable quarter. The increase in the first quarter 2010 compared to the prior year was principally related to $1.8 million increase in wages and other corporate activities due to the growth of its business and a $0.6 million increase in non-cash stock compensation expense. See the consolidating statements of operations provided in the financial tables of this release.

•

Depreciation, depletion and amortization expense, excluding amounts attributable to APL and AHD, was $26.5 million for the first quarter 2010 compared with $28.0 million for the prior year comparable quarter. The decrease was due primarily to a decrease in the Company’s depletable basis, principally due to the $156.4 million write-down of its Upper Devonian field during the three months ended December 31, 2009, and decreases in production volumes in certain regions. See the consolidating statements of operations provided in the financial tables of this release.

•

Interest expense, excluding amounts attributable to APL and AHD, was $18.0 million for the first quarter 2010 compared with $13.0 million for the prior year first quarter. The increase in interest expense was primarily due to Atlas Energy Resources, LLC’s (“ATN”), the Company’s wholly-owned subsidiary, $200 million 12.125% senior note offering in July 2009, partially offset by lower average borrowings under its credit facility. See the consolidating statements of operations provided in the financial tables of this release.

Hedging Summary

•

In January 2010, the Company received approximately $20.1 million in proceeds from the early settlement of natural gas hedge positions related to periods from 2011 through 2013. Simultaneously, these hedge positions were effectively replaced with similar hedge contracts at current prevailing prices. The net proceeds from the hedge monetization were used to reduce indebtedness.

•

The Company entered into additional derivative contracts during the first quarter 2010 for its natural gas production. A summary of the Company’s current equity derivative positions as of May 6, 2010 is as follows:

Natural Gas

Fixed Price Swaps

Production Period Ended December 31,	Average Fixed Price (per mcf)(a)(b)	Volumes (per mcf)(a)
2010(c)	$7.64	20,866,482
2011	$6.56	17,993,502
2012	$6.67	14,563,158
2013	$6.90	9,834,099

Costless Collars

Production Period Ended December 31,	Average Floor Price (per mcf)(a)(b)	Average Ceiling Price (per mcf)(a)(b)	Volumes (per mcf)(a)
2010(c)	$8.03	$9.22	1,824,688
2011	$6.07	$7.15	8,677,367
2012	$6.23	$7.31	8,287,466
2013	$6.30	$7.46	9,643,515
2014	$6.82	$8.01	1,684,887

Crude Oil

Fixed Price Swaps

Production Period Ended December 31,	Average Fixed Price (per bbl)(a)	Volumes (bbls)(a)
2010(c)	$97.10	29,776
2011	$69.77	32,194
2012	$71.55	26,139
2013	$72.26	5,900

Costless Collars

Production Period Ended December 31,	Average Floor Price (per bbl)(a)	Average Ceiling Price (per bbl)(a)	Volumes (bbls)(a)
2010(c)	$85.00	$112.30	18,941
2011	$60.00	$80.92	20,361
2012	$60.00	$86.50	16,777
2013	$60.00	$88.90	3,540

(a)	“Mcf” represents thousand cubic feet; “bbl” represents barrel.
( b )	Includes an estimated positive basis differential and Btu (British thermal units) adjustment.
(c)	Reflects hedges covering the last nine months of 2010.

Interest in Atlas Pipeline and Atlas Pipeline Holdings

Through the Company’s controlling interest in AHD, which owns and operates the general partner of APL and owns 5.8 million limited partner units in APL, the Company recognizes approximately 10% of APL’s net income (loss) after eliminating non-controlling interests. A consolidating statement of operations and balance sheet has been provided in the financial tables of the release, which segregates the Company’s E&P Operations financial results from the APL midstream financial results.

* * *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, Inc.’s first quarter 2010 results on Friday, May 7, 2010 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 12:00 p.m. ET on May 7, 2010 by dialing 888-286-8010, passcode: 82970260.

At March 31, 2010, the Company had a 100.0% ownership interest in ATN, an approximate 2.1% direct ownership interest in APL, a publicly-traded limited partnership, and an approximate 64.3% limited partner interest and 100% of the general partner interest in AHD. The Company’s financial results are presented on a consolidated basis with those of ATN, AHD, and APL. Non-controlling interests in ATN, AHD, and APL are reflected as income (expense) in the Company’s consolidated statements of operations and as a component of shareholders’ equity on its consolidated balance sheets. A consolidating statement of operations and balance sheet has also been provided in the financial tables to the release for the comparable periods presented.

Please see the respective AHD and APL earnings releases for more information with regard to their first quarter 2010 financial results.

Atlas Energy, Inc. is one of the largest independent natural gas producers in the Appalachian and Michigan Basins and a leading producer in the Marcellus Shale in Pennsylvania. Atlas is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships. Atlas currently operates in the Marcellus Shale in a joint venture with Reliance Industries, Ltd. of India, through which it has a 60% undivided interest. Atlas also owns 1.1 million common units in APL and a 64% interest in AHD. For more information, please visit Atlas’ website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, northern and western Texas and the Texas panhandle, APL owns and operates eight active gas processing plants and a treating facility, as well as approximately 10,300 miles of active intrastate gas gathering pipeline. In Appalachia, APL is a 49% joint venture partner with Williams in Laurel Mountain Midstream, LLC, which manages the natural gas gathering system in that region, namely from the Marcellus Shale in southwestern Pennsylvania. For more information, visit APL’s website at www.atlaspipelinepartners.com or contact investorrelations@atlaspipelinepartners.com.

Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of APL, through which it owns a 1.9% general partner interest, all the incentive distribution rights and approximately 5.8 million common units of APL.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Atlas Energy, Inc. cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity price; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; the Company’s level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date hereof, and the Company assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenues:
Gas and oil production	$63,909	$71,943
Well construction and completion	72,642	112,368
Transmission, gathering and processing	279,666	163,667
Administration and oversight	2,047	3,853
Well services	5,312	5,093
Loss on asset sales	(3,009)	—
Gain on mark-to-market derivatives(1)	4,133	316
Other, net	4,257	4,881

Total revenues	428,957	362,121

Costs and expenses:
Gas and oil production	12,284	11,286
Well construction and completion	61,561	95,397
Transmission, gathering and processing	230,057	152,527
Well services	2,578	2,424
General and administrative	30,811	27,896
Depreciation, depletion and amortization	49,254	50,695

Total costs and expenses	386,545	340,225

Operating income	42,412	21,896

Interest expense	(44,599)	(34,620)

Loss from continuing operations before income tax provision (benefit)	(2,187)	(12,724)
Income tax provision (benefit)	(1,408)	2,594

Net loss from continuing operations	(779)	(15,318)

Discontinued operations:
Income from discontinued operations (net of income tax provision of $399 for the three months ended March 31, 2009)	—	8,477

Net loss	(779)	(6,841)
(Income) loss attributable to non-controlling interests	(1,322)	11,484

Net income (loss) attributable to common shareholders	$(2,101)	$4,643

Net income (loss) attributable to common shareholders per share – basic:
Income (loss) from continuing operations attributable to common shareholders	$(0.03)	$0.10
Income from discontinued operations attributable to common shareholders	—	0.02

Net income (loss) attributable to common shareholders	$(0.03)	$0.12

Net income (loss) attributable to common shareholders per share – diluted:
Income (loss) from continuing operations attributable to common shareholders	$(0.03)	$0.10
Income from discontinued operations attributable to common shareholders	—	0.02

Net income (loss) attributable to common shareholders	$(0.03)	$0.12

Weighted average common shares outstanding:
Basic	78,200	39,281

Diluted	78,200	39,751

Income (loss) attributable to common shareholders:
Income (loss) from continuing operations (net of income tax provision (benefit) of $(1,408) and $2,594 for the three months ended March 31, 2010 and 2009, respectively)	$(2,101)	$4,020
Income from discontinued operations (net of income tax provision of $399 for the three months ended March 31, 2009)	—	623

Net income (loss) attributable to common shareholders	$(2,101)	$4,643

(1)

Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of the Company’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of the Company.

ATLAS ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$13,548	$20,627
Accounts receivable	137,335	172,848
Current portion of derivative asset	118,433	74,064
Subscription receivable from Partnerships	—	47,275
Prepaid expenses and other	31,046	31,010
Prepaid and deferred taxes	1,128	1,559

Total current assets	301,490	347,383

Property, plant and equipment, net	3,586,735	3,555,802
Goodwill and intangible assets, net	199,564	206,130
Long-term derivative asset	106,383	59,291
Investment in joint venture	130,461	132,990
Deferred tax asset	11,445	29,734
Other assets, net	82,684	74,833

	$4,418,762	$4,406,163

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,590	$8,000
Accounts payable	82,451	99,748
Liabilities associated with drilling contracts	49,508	122,532
Accrued producer liabilities	65,621	66,211
Current portion of derivative liability	17,732	38,485
Current portion of derivative payable to Partnerships	37,605	22,382
Accrued interest	28,309	38,898
Accrued well drilling and completion costs	84,715	89,261
Current portion of deferred tax liability	33,052	26,415
Accrued and other current liabilities	36,459	46,142

Total current liabilities	440,042	558,074

Long-term debt, less current portion	2,070,133	2,040,572
Long-term derivative liability	38,629	25,441
Long-term derivative payable to Partnerships	39,187	22,380
Other long-term liabilities	58,988	56,180

Shareholders’ equity:
Shareholders’ equity	1,066,997	1,065,290
Accumulated other comprehensive income	99,740	58,022

	1,166,737	1,123,312
Non-controlling interests	605,046	580,204

Total shareholders’ equity	1,771,783	1,703,516

	$4,418,762	$4,406,163

ATLAS ENERGY, INC.

Financial and Operating Highlights

	Three Months Ended March 31,
	2010		2009
Net income (loss) attributable to common shareholders per share – basic	$(0.03)		$0.12
Adjusted net income attributable to common shareholders per share – basic(1)	$0.19		$0.21
Pro forma adjusted net income attributable to common shareholders per share – basic(1)	$0.19		$0.19
E&P Operations Discretionary Cash Flow per share(2)	$0.67		$0.68

Production revenues (in thousands):
Natural gas	$59,542		$69,874
Oil	4,367	(3)	2,069

Production volume:(4) (5)
Appalachia:
Natural gas (Mcfd)	40,029		39,908
Oil (Bpd)	868	(6)	393

Total (Mcfed)	45,239		42,267

Michigan/Indiana:
Natural gas (Mcfd)	54,516		58,250
Oil (Bpd)	34	(6)	6

Total (Mcfed)	54,719		58,289

Total:
Natural gas (Mcfd)	94,545		98,158
Oil (Bpd)	902	(6)	400

Total (Mcfed)	99,958		100,556

Average sales prices:(5)
Natural gas (per Mcf) (7)(8)	$7.61		$8.09
Oil (per Bbl)(9)	71.99		57.56

Production costs:(5)(10)
Lease operating expenses per Mcfe	$0.87		$0.91
Production taxes per Mcfe	0.20		0.19

Total production costs per Mcfe	$1.07		$1.10

Depletion per Mcfe(5)	$2.81		$2.98

(1)

A reconciliation from net loss to adjusted net income attributable to common shareholders per share and pro forma adjusted net income attributable to common shareholders per share is provided in the financial tables of this release.

(2)

Calculation consists of discretionary cash flow divided by pro forma weighted average common shares outstanding for the respective period. A reconciliation from net loss to discretionary cash flow is provided in the financial tables of this release. Pro forma weighted average common shares outstanding for the respective period consists of the historical basic weighted average shares of the Company for the respective period, adjusted for the 38.8 million shares of the Company’s common stock issued in connection with the Merger.

(3)	Includes NGL production revenue for the three months ended March 31, 2010.
(4)

Production quantities consist of the sum of (i) the Company’s proportionate share of production from wells in which it has a direct interest, based on the Company’s proportionate net revenue interest in such wells, and (ii) the Company’s proportionate share of production from wells owned by the investment partnerships in which the Company has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(5)

“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(6)	Includes NGL production volume for the first quarter 2010.

(7)

The Company’s average sales price for gas before the effects of financial hedging was $5.68 and $5.21 per Mcf for the three months ended March 31, 2010 and 2009, respectively. These amounts exclude the impact of certain allocations of production revenues to investor partners within the investor partnerships for the three months ended March 31, 2010. Including the effects of these allocations, average gas sales prices for the three months ended March 31, 2010 was $7.03 per Mcf ($5.10 per Mcf before the effects of financial hedging). There were no such allocations of production revenue for the three months ended March 31, 2009.

(8)

Includes cash proceeds of $0.3 million and $1.6 million for the three months ended March 31, 2010 and 2009, respectively, received from the settlement of ineffective derivative gains associated with the acquisition of the Company’s Michigan operations but not reflected in the consolidated statements of operations.

(9)	The Company’s average sales price for oil before the effects of financial hedging was $67.58 and $30.01 per barrel for the three months ended March 31, 2010 and 2009, respectively.
(10)

Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead. These amounts exclude the effects of our proportionate share of lease operating expenses associated with certain allocations of production revenue to investor partners within our investor partnerships for the three months ended March 31, 2010. Including the effects of these costs, lease operating expenses per Mcfe for the three months ended March 31, 2010 were $0.69 per Mcfe (total production costs per Mcfe were $0.89). There were no such allocations of production revenue and therefore no effect on lease operating expenses for the three months ended March 31, 2009.

ATLAS ENERGY, INC.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	March 31, 2010				December 31, 2009
	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Consolidated		Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Consolidated
Total debt	$867,324	$1,207,399	$2,074,723		$786,390	$1,262,182	$2,048,572
Less: Cash	(13,370)	(178)	(13,548)		(19,525)	(1,102)	(20,627)

Total net debt	853,954	1,207,221	2,061,175		766,865	1,261,080	2,027,945

Shareholders’ equity	1,166,896	716,073	1,771,783	(1)	1,123,481	690,726	1,703,516	(1)

Total capitalization	$2,020,850	$1,923,294	$3,832,958		$1,890,346	$1,951,806	$3,731,461

Ratio of net debt to capitalization	0.42x				0.41x

(1)	Net of eliminated amounts.

ATLAS ENERGY, INC.

CAPITAL EXPENDITURE DATA

(unaudited; in thousands)

	Three Months Ended March 31,
	2010	2009(1)
Atlas Energy	$69,999	$57,207
Atlas Pipeline Partners	10,914	72,196

Consolidated capital expenditures	$80,913	$129,403

(1)	Restated to reflect amounts reclassified to discontinued operations due to APL’s sale of its NOARK gas gathering and interstate pipeline system.

ATLAS ENERGY, INC.

Financial Information

(unaudited; in thousands)

	Three Months Ended March 31,
	2010	2009
E&P Operations:
Gas and oil production margin(1)	$72,035	$58,965
Well construction and completion margin	11,081	16,971
Administration and oversight margin	2,047	3,853
Well services margin	2,734	2,669
Gathering	(3,210)	(2,757)

E&P Operations Gross Margin	84,687	79,701
Cash general and administrative expenses(2)	(16,364)	(14,511)
Other, net	799	47

E&P Operations Adjusted EBITDA(3)	69,122	65,237
Cash interest expense(4)	(16,966)	(12,290)

E&P Operations Discretionary Cash Flow(3)	52,156	52,947
Capital expenditures	(69,999)	(57,207)

E&P Operations Free Cash Flow(3)(5)	$(17,843)	$(4,260)

	Three Months Ended March 31,
	2010	2009
Reconciliation of non-GAAP measures to net loss attributable to common shareholders(3):
E&P Operations Discretionary Cash Flow	$52,156	$52,947
Atlas Pipeline and Atlas Pipeline Holdings net loss attributable to common shareholders	(861)	(2,793)
Income tax benefit (provision)	1,408	(2,594)
Depreciation, depletion and amortization	(26,508)	(28,027)
Amortization of deferred finance costs	(1,066)	(665)
Non-cash stock compensation expense	(3,863)	(3,243)
Non-cash net loss on sales of assets	(2,942)	—
Income attributable to ATN non-controlling interests(6)	(15)	(9,378)
Adjustments to reflect the cash impact of derivatives(1)	(20,410)	(1,604)

Net income (loss) attributable to common shareholders	$(2,101)	$4,643

(1)

Includes adjustments to reflect the cash impact of derivatives, including (i) $20.1 million of cash proceeds received in January 2010 from the early settlement of natural gas and oil derivative positions and (ii) cash proceeds received from the settlement of ineffective derivative gains not reflected in its consolidated statements of operations for the three months ended March 31, 2010 and 2009.

(2)	Excludes non-cash stock-compensation expense.
(3)

Adjusted EBITDA, discretionary cash flow and free cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of the Company believes that adjusted EBITDA, discretionary cash flow and free cash flow provide additional information for evaluating the Company’s performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within Atlas Energy Resources’ financial covenants under its credit facility. Adjusted EBITDA, discretionary cash flow and free cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(4)	Excludes non-cash amortization of deferred financing costs.
(5)	Excludes the impact of cash distributions paid by Atlas Energy Resources, LLC to its non-controlling interests for periods prior to the Merger on September 29, 2009.
(6)	Represents the non-controlling interests in the net income (loss) of Atlas Energy Resources, LLC prior to the Merger on September 29, 2009.

ATLAS ENERGY, INC.

Financial Information

(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Reconciliation of net income (loss) attributable to common shareholders to non-GAAP measure(1):
Net income (loss) attributable to common shareholders	$(2,101)	$4,643
Atlas Pipeline and Atlas Pipeline Holdings loss attributable to common shareholders	861	2,793
Adjustments to reflect the cash impact of derivatives	20,410	1,604
Non-cash net loss on sales of assets	2,942	—
Non-cash stock compensation expense	3,863	3,243
Adjustment to non-controlling interests for the above items	—	(1,618)
Tax effect of the above items	(11,264)	(2,360)

Adjusted net income attributable to common shareholders	$14,711	$8,305

Basic	$0.19	$0.21
Diluted	$0.18	$0.21
Weighted average common shares outstanding:
Basic	78,200	39,281
Diluted	81,059	39,751
Adjusted net income attributable to common shareholders	$14,711	$8,305
Adjustment to remove non-controlling interests for Atlas Energy Resources, LLC	—	10,996
Tax effect of the above item	—	(4,310)

Pro forma adjusted net income attributable to common shareholders	$14,711	$14,991

Pro forma adjusted net income attributable to common shareholders per share:
Basic	$0.19	$0.19
Diluted	$0.18	$0.19
Pro forma weighted average common shares outstanding(3):
Basic	78,200	78,057
Diluted	81,059	78,527

(1)

Adjusted net income attributable to common shareholders is a non-GAAP financial measure under the rules of the Securities and Exchange Commission. Management of the Company believes that the above financial measure provides additional information with respect to the Company’s ability to meet its capital expense and working capital requirements. Adjusted net income is not a measure of financial performance under GAAP and, accordingly, should not be considered as a substitute for revenues, net income or cash flows from operating activities prepared in accordance with GAAP.

(2)

Adjusted to reflect the Merger on September 29, 2009, through which the Company issued 38.8 million shares of its common stock in exchange for the 33.4 million Class B common units of ATN not previously held by the Company. The Merger effectively removes the non-controlling interests in the net income of ATN upon the completion of the transaction.

(3)

Consists of the historical basic and diluted weighted average shares of the Company for the respective period, adjusted for the 38.8 million shares of the Company’s common stock issued in connection with the Merger.

ATLAS ENERGY, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2010

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Revenues:
Gas and oil production	$63,909	$—	$—	$63,909
Well construction and completion	72,642	—	—	72,642
Transmission, gathering and processing	4,461	275,205	—	279,666
Administration and oversight	2,047	—	—	2,047
Well services	5,312	—	—	5,312
Loss on asset sales	(2,942)	(67)	—	(3,009)
Gain on mark-to-market derivatives	—	4,133	—	4,133
Other, net	799	3,940	(482)	4,257

Total revenues	146,228	283,211	(482)	428,957

Costs and expenses:
Gas and oil production	12,284	—	—	12,284
Well construction and completion	61,561	—	—	61,561
Transmission, gathering and processing	7,671	222,386	—	230,057
Well services	2,578	—	—	2,578
General and administrative	20,227	10,584	—	30,811
Depreciation, depletion and amortization	26,508	22,746	—	49,254

Total costs and expenses	130,829	255,716	—	386,545

Operating income	15,399	27,495	(482)	42,412

Interest expense	(18,032)	(27,049)	482	(44,599)

Income (loss) before income tax benefit	(2,633)	446	—	(2,187)
Income tax benefit	(1,408)	—	—	(1,408)

Net income (loss)	(1,225)	446	—	(779)
Income attributable to non-controlling interests – E&P Operations	(15)	—	—	(15)
Loss (income) attributable to non-controlling interests – Atlas Pipeline and Atlas Pipeline Holdings	—	(1,317)	10	(1,307)

Net loss attributable to common shareholders ommon shareholds	$(1,240)	$(871)	$10	$(2,101)

ATLAS ENERGY, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2009

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Revenues:
Gas and oil production	$71,943	$—	$—	$71,943
Well construction and completion	112,368	—	—	112,368
Transmission, gathering and processing	4,723	169,093	(10,149)	163,667
Administration and oversight	3,853	—	—	3,853
Well services	5,093	—	—	5,093
Gain on mark-to-market derivatives	—	316	—	316
Other, net	76	4,834	(29)	4,881

Total revenues	198,056	174,243	(10,178)	362,121

Costs and expenses:
Gas and oil production	14,582	—	(3,296)	11,286
Well construction and completion	95,397	—	—	95,397
Transmission, gathering and processing	7,480	151,900	(6,853)	152,527
Well services	2,424	—	—	2,424
General and administrative	17,754	10,142	—	27,896
Depreciation, depletion and amortization	28,027	22,668	—	50,695

Total costs and expenses	165,664	184,710	(10,149)	340,225

Operating income (loss)	32,392	(10,467)	(29)	21,896

Interest expense	(12,984)	(21,665)	29	(34,620)

Income (loss) from continuing operations before income tax expense	19,408	(32,132)	—	(12,724)
Income tax expense	2,594	—	—	2,594

Net income (loss) from continuing operations	16,814	(32,132)	—	(15,318)
Discontinued operations	—	8,477	—	8,477

Net income (loss)	16,814	(23,655)	—	(6,841)
Income attributable to non-controlling interests – E&P Operations	(9,378)	—	—	(9,378)
Loss (income) attributable to non-controlling interests – Atlas Pipeline and Atlas Pipeline Holdings	—	(469)	21,331	20,862

Net income (loss) attributable to common shareholders	$7,436	$(24,124)	$21,331	$4,643

ATLAS ENERGY, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

March 31, 2010

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$13,370	$178	$—	$13,548
Accounts receivable	102,005	64,207	(28,877)	137,335
Current portion of derivative asset	117,798	635	—	118,433
Prepaid expenses and other	15,355	15,691	—	31,046
Prepaid and deferred taxes	1,128	—	—	1,128

Total current assets	249,656	80,711	(28,877)	301,490

Property, plant and equipment, net	1,907,263	1,679,472	—	3,586,735
Goodwill and intangible assets, net	37,862	161,702	—	199,564
Long-term derivative asset	106,383	—	—	106,383
Investment in joint venture	—	130,461	—	130,461
Deferred tax asset	11,445	—	—	11,445
Investment in subsidiaries	111,186	—	(111,186)	—
Other assets, net	49,937	32,747	—	82,684

	$2,473,732	$2,085,093	$(140,063)	$4,418,762

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$33,467	$(28,877)	$4,590
Accounts payable	70,371	12,080	—	82,451
Liabilities associated with drilling contracts	49,508	—	—	49,508
Accrued producer liabilities	—	65,621	—	65,621
Current portion of derivative liability	4,306	13,426	—	17,732
Current portion of derivative payable to Partnerships	37,605	—	—	37,605
Accrued interest	11,753	16,556	—	28,309
Accrued well drilling and completion costs	84,715	—	—	84,715
Current portion of deferred tax liability	33,052	—	—	33,052
Accrued and other current liabilities	19,646	16,813	—	36,459

Total current liabilities	310,956	157,963	(28,877)	440,042

Long-term debt, less current portion	867,324	1,202,809	—	2,070,133
Long-term derivative liability	30,736	7,893	—	38,629
Long-term derivative payable to Partnerships	39,187	—	—	39,187
Other long-term liabilities	58,633	355	—	58,988

Shareholders’ equity:
Shareholders’ equity (deficit)	1,066,997	(11,196)	11,196	1,066,997
Accumulated other comprehensive income (loss)	99,740	(4,891)	4,891	99,740

	1,166,737	(16,087)	16,087	1,166,737
Non-controlling interests	159	732,160	(127,273)	605,046

Total shareholders’ equity	1,166,896	716,073	(111,186)	1,771,783

	$2,473,732	$2,085,093	$(140,063)	$4,418,762

ATLAS ENERGY, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2009

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$19,525	$1,102	$—	$20,627
Accounts receivable	98,687	98,416	(24,255)	172,848
Current portion of derivative asset	73,066	998	—	74,064
Subscriptions receivable from Partnerships	47,275	—	—	47,275
Prepaid expenses and other	15,606	15,404	—	31,010
Prepaid and deferred taxes	1,559	—	—	1,559

Total current assets	255,718	115,920	(24,255)	347,383

Property, plant and equipment, net	1,871,418	1,684,384	—	3,555,802
Goodwill and intangible assets, net	38,039	168,091	—	206,130
Long-term derivative asset	58,930	361	—	59,291
Investment in joint venture	—	132,990	—	132,990
Deferred tax asset	29,734	—	—	29,734
Investment in subsidiaries	110,691	—	(110,691)	—
Other assets, net	40,719	34,114	—	74,833

	$2,405,249	$2,135,860	$(134,946)	$4,406,163

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$32,255	$(24,255)	$8,000
Accounts payable	76,820	22,928	—	99,748
Liabilities associated with drilling contracts	122,532	—	—	122,532
Accrued producer liabilities	—	66,211	—	66,211
Current portion of derivative liability	4,652	33,833	—	38,485
Current portion of derivative payable to Partnerships	22,382	—	—	22,382
Accrued interest	29,245	9,653	—	38,898
Accrued well drilling and completion costs	89,261	—	—	89,261
Current portion of deferred tax liability	26,415	—	—	26,415
Accrued and other current liabilities	31,594	14,548	—	46,142

Total current liabilities	402,901	179,428	(24,255)	558,074

Long-term debt, less current portion	786,390	1,254,182	—	2,040,572
Long-term derivative liability	14,315	11,126	—	25,441
Long-term derivative payable to Partnerships	22,380	—	—	22,380
Other long-term liabilities	55,782	398	—	56,180

Shareholders’ equity:
Shareholders’ equity (deficit)	1,065,290	(7,755)	7,755	1,065,290
Accumulated other comprehensive income (loss)	58,022	(6,550)	6,550	58,022

	1,123,312	(14,305)	14,305	1,123,312
Non-controlling interests	169	705,031	(124,996)	580,204

Total shareholders’ equity	1,123,481	690,726	(110,691)	1,703,516

	$2,405,249	$2,135,860	$(134,946)	$4,406,163

ATLAS ENERGY RESOURCES, LLC

STAND-ALONE CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(unaudited; in thousands, except per unit data)

	Three Months Ended March 31,
	2010	2009
Revenues:
Gas and oil production	$63,909	$71,943
Well construction and completion	72,642	112,368
Gathering	4,461	4,723
Administration and oversight	2,047	3,853
Well services	5,312	5,093
Loss on asset sales	(2,942)	—
Other, net	209	79

Total revenues	145,638	198,059

Costs and expenses:
Gas and oil production	12,284	14,581
Well construction and completion	61,561	95,397
Gathering	7,671	4,493
Well services	2,578	2,424
General and administrative	14,314	14,549
Depreciation, depletion and amortization	26,508	28,028

Total costs and expenses	124,916	159,472

Operating income	20,722	38,587

Interest expense	(18,032)	(12,984)

Net income	2,690	25,603
Income attributable to non-controlling interests	(15)	(15)

Net income attributable to owner’s/members’ interests	$2,675	$25,588

Allocation of net income attributable to owner’s/members’ interests:
Portion allocable to members’ interests (period prior to Merger on September 29, 2009)	$—	$25,588
Portion allocable to owner’s interest (period subsequent to Merger on September 29, 2009)	2,675	—

Net income attributable to owner’s/members’ interests	$2,675	$25,588

Allocation of net income attributable to members’ interests:
Class A member’s units	$—	$(7,444)
Class B members’ units	—	33,032

Net income attributable to members’ interests	$—	$25,588

Net income attributable to Class B members per unit:
Basic	$—	$0.52

Diluted	$—	$0.52

Weighted average Class B members’ units outstanding:
Basic	—	63,381

Diluted	—	63,381

ATLAS ENERGY RESOURCES, LLC

STAND-ALONE CONDENSED CONSOLIDATED BALANCE SHEET DATA

(unaudited; in thousands)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$3,104	$3,640
Accounts receivable	66,616	71,058
Current portion of derivative receivable from Partnerships	181	270
Current portion of derivative asset	117,798	73,066
Subscriptions receivable from Partnerships	—	47,275
Prepaid expenses and other	15,101	15,621

Total current assets	202,800	210,930

Property, plant and equipment, net	1,907,263	1,871,418
Other assets, net	26,544	23,747
Advances to affiliates	23,727	5,689
Long-term derivative asset	106,383	58,930
Intangible assets, net	2,696	2,873
Goodwill, net	35,166	35,166

	$2,304,579	$2,208,753

LIABILITIES AND OWNER’S EQUITY
Current liabilities:
Accounts payable	$70,514	$76,993
Accrued interest	11,753	29,245
Accrued liabilities	10,975	14,308
Liabilities associated with drilling contracts	49,508	122,532
Accrued well drilling and completion costs	84,715	89,261
Current portion of derivative payable to Partnerships	37,605	22,382
Current portion of derivative liability	4,306	4,652

Total current liabilities	269,376	359,373

Long-term debt, less current portion	867,324	786,390
Long-term derivative payable to Partnerships	39,187	22,380
Long-term derivative liability	30,736	14,315
Asset retirement obligations	52,608	51,813

Commitments and contingencies

Owner’s equity:
Owner’s equity	875,845	873,170
Accumulated other comprehensive income	169,344	101,143

	1,045,189	974,313
Non-controlling interests	159	169

Total owner’s equity	1,045,348	974,482

	$2,304,579	$2,208,753

ATLAS ENERGY, INC.

Ownership Interests Summary

Atlas Energy Ownership Interests as of March 31, 2010:	Amount	Overall Ownership Interest Percentage
ATLAS PIPELINE HOLDINGS(1):
General partner interest	100%	N/A
Common units	17,808,109	64.3%

Total		64.3%

ATLAS PIPELINE:
Atlas Energy directly-owned common units	1,112,000	2.0%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate ownership interest		18.0%
(1) Atlas Pipeline Holdings directly owns the following ownership interests in Atlas Pipeline Partners:
General partner interest	100%	1.9%
Common units	5,754,253	10.6%
Incentive distribution rights	100%	N/A

Total Atlas Pipeline Holdings direct ownership interests in Atlas Pipeline		12.5%